EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our audit report, dated April 10, 2007, on the financial statements of Biogold Fuels Corporation as of December 31, 2006 for the filing with and attachment to the Form S-8.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
January 28, 2008